Exhibit 10.6
ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (the “Assignment Agreement”) is made and entered into on this 21st day of June, 2006, between PIN PETROLEUM PARTNERS LTD, a company organized and existing under the laws of British Columbia (the “Assignor”), and RANCHER ENERGY CORP., a company organized and existing under the laws of Nevada, USA.

WITNESSETH:

WHEREAS, the Assignor has certain rights and obligations under the Burke Ranch Unit Purchase & Participation Agreement dated June 20, 2006 (hereinafter referred to as the "Burke Ranch Agreement"), and

WHEREAS, the Assignor wishes to assign all of its rights and obligations in the Burke Ranch Agreement to the Assignee, and

WHEREAS, the Assignee accepts such assignment and has agreed to be bound by the Burke Ranch Agreement,

NOW, THEREFORE, in consideration of the mutual convenants and agreements contained herein, it is expressly agreed by the Assignor and the Assignee as follows:

1. The Assignor hereby assigns and transfers to the Assignee all of its rights and obligations in, to, and under the Burke Ranch Agreement, subject to all the terms and conditions thereof.

2. The Assignee hereby agrees to assume all of the Assignor's rights and obligations under the Burke Ranch Agreement.

3. The Assignor reaffirms and represents that the Burke Ranch Agreement is valid and in full force and effect, and that the representations and warranties contained in the Burke Ranch Agreement are true and correct on the date hereof.

4. As consideration for the assignment of the Burke Ranch Agreement, the Assignee agrees to (i) pay to the Assignor U.S.$ 250,000 within ninety (90) days from the date of this Assignment Agreement, and (ii) grant to the Assignor an overriding royalty interest in the sum of four percent (4%) from the Assignee’s portion of hydrocarbons to be exploited pursuant to the Burke Ranch Agreement.

5. By executing this Assignment Agreement, the Assignor and Assignee confirm (a) their intention to execute and deliver as promptly as practicable any other agreements with respect to this Assignment Agreement, and (b) to obtain the approval, agreement, and consent of their respective Boards of Directors or governing bodies with respect to this Assignment Agreement.

6. This Assignment Agreement shall be governed by the laws of the State of Wyoming, without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment Agreement on the date first written above.

PIN PETROLEUM PARTNERS LTD

By:  /s/ William Friesen
Name: William Friesen
Title: Director

RANCHER ENERGY CORP.

By:  /s/ John Works
Name: John Works
Title: President & CEO